EXHIBIT 10.1

AGENCY AGREEMENT

May 17, 2019

Body and Mind Inc.

1095 West Pender Street, Suite 750

Vancouver, British Columbia

V6E 2M6, Canada

Attention: Leonard Clough, CEO & Director

Dear Sirs/Mesdames:

Re:	Private Placement of Units

M Partners Inc. (the “Lead Agent”) and PI Financial Corp. (the “Co-Lead Agent”, and together with the Lead Agent, the “Agents”) understand that Body and Mind Inc. (the “Corporation”) is prepared to issue and sell up to CAD$10,000,000 of units of the Corporation (the “Initial Units”) at a price of CAD$1.25 per Initial Unit (the “Purchase Price”) on the terms and subject to the conditions contained hereinafter. Each Initial Unit is comprised of: (a) one (1) common share (each a “Share”); and (b) one common share purchase warrant (individually a “Warrant” and collectively the “Warrants”), each Warrant being exercisable to acquire one (1) common share in the capital of the Corporation (individually a “Warrant Share” and collectively the “Warrant Shares”) at an exercise price of CAD$1.50 per Warrant Share for a period expiring 48 months following the Closing Date (as hereinafter defined).

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Agents an option (the “Agents’ Option”) to purchase up to an additional CAD$10,000,000 of units (the “Additional Units” and collectively with the Initial Units, the “Offered Units”) at the Purchase Price. Each Additional Unit has the same terms as an Initial Unit. The Agents’ Option may be exercised upon written notice given by the Lead Agent to the Corporation not less than three (3) Business Days prior to the Closing Date specifying the number of Additional Units to be issued.

Based upon the understanding of the Agents set out above and upon the terms and subject to the conditions contained hereinafter, upon the acceptance hereof by the Corporation, the Corporation hereby appoints the Agents to act as the co-lead agents and bookrunners for and on behalf of the Corporation to solicit, on a commercially reasonable best efforts basis and without underwriting liability, offers to purchase the Offered Units, and the Agents hereby agree to act in such capacity. It is understood and agreed that the Agents are under no obligation to purchase any of the Offered Units.

In consideration for the services rendered by the Lead Agent in connection with the Offering (as hereinafter defined), the Corporation has agreed to pay the Lead Agent a fee (the “Work Fee”) of CAD$75,000 plus HST. The Corporation shall also pay the Agents a cash commission (the “Cash Commission”) equal to 7.5% of the aggregate gross proceeds of the Offering, provided that the Agents shall be entitled only to 1% of the aggregate gross proceeds from subscribers on the list attached hereto as Schedule “A” (the “President’s List” and the subscribers named therein the “President’s List Subscribers”).

As additional compensation, the Corporation has agreed to grant the Agents unit purchase warrants (the “Agent Warrants”) that will entitle the Agents to purchase such number of units comparable to the Offered Units (the “Agent Warrant Units”) equal to 7.5% of the total number of Offered Units issued pursuant to the Offering at the Purchase Price for a period of 48 months following the Closing Date, provided that the Agents shall be entitled only to Agent Warrants equal to 1% of the of the Offered Units sold to President’s List Subscribers.

The reduced cash commission and number of Agent Warrants in respect of President’s List Subscribers shall apply in respect of up to CAD$4,000,000 of Offered Units. In respect of any Offered Units sold to President’s List Subscribers in excess of such CAD$4,000,000 cap, the Agents shall be entitled to a cash commission of 7.5% of the aggregate proceeds of such Offered Units and Agent Warrants equal to 7.5% of the total number of such Offered Units.

In respect of the Cash Commission and Agent Warrants, the Lead Agent shall be entitled to receive a step-up fee, which shall be equal to 6.0% of the Cash Commission and Agent Warrants, and shall be paid to the Lead Agent out of the total Cash Commission and Agent Warrants at the Closing Time. The remaining 94.0% of the Cash Commission and Agent Warrants shall be paid and issued, as applicable, 90.0% to the Lead Agent and 10.0% to the Co-Lead Agent, or as the Lead Agent shall further direct the Corporation.

Unless the context otherwise requires or unless otherwise specifically stated, all references in this Agreement to the “Offering”, “Shares”, “Warrants” and “Warrant Shares” shall be deemed to include any offering of securities pursuant to the Agents’ Option.

The Warrants shall be created and issued pursuant to warrant certificates to be dated as of the Closing Date.

The terms and conditions of this Agreement are as follows:

1.	Definitions, Interpretation and Schedules

(a)	Definitions: Whenever used in this Agreement:

(i)	“Additional Units” shall have the meaning ascribed to such term in the preamble of this Agreement;

(ii)	“Agent” shall have the meaning ascribed to such term in the preamble of this Agreement;

(iii)	“Agent Warrant Certificates” means the certificates representing the Agent Warrants;

(iv)	“Agent Warrant Units” means the units issuable upon the exercise of the Agent Warrants, each unit consisting of one Agent Warrant Share and one Agent Warrant Warrant;

(v)	“Agent Warrants” means the agent warrants of the Corporation which will entitle the holder thereof to acquire one Agent Warrant Unit per Agent Warrant at the Purchase Price for a period of 48 months following the Closing Date;

(vi)	“Agent Warrant Shares” means the Common Shares issuable upon due exercise of the Agent Warrants;

(vii)	“Agent Warrant Warrants” means the common share purchase warrants of the Corporation issuable upon exercise of the Agent Warrants, each warrant entitling the holder thereof to acquire one Agent Warrant Warrant Share at a price of CAD$1.50 for a period expiring 48 months from the Closing Date;

(viii)	“Agent Warrant Warrant Shares” means the Common Shares issuable upon due exercise of the Agent Warrant Warrants;

(ix)	“Agents’ Option” shall have the meaning ascribed to such term in the preamble of this Agreement;

(x)	“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Agent herein, including the schedules attached hereto, as amended or supplemented from time to time;

(xi)	“Applicable Laws” means all applicable laws, rules, regulations, policies, statutes, ordinances, codes, orders, consents, decrees, judgments, decisions, rulings, awards, guidelines, or the terms and conditions of any Authorizations, including any judicial or administrative interpretation thereof, of any Governmental Authority;

(xii)	“BCI 72-503” has the meaning ascribed to such term in Section 2(a)(ii) of this Agreement;

(xiii)	“Body and Mind Financial Statements” has the meaning ascribed to such term in Section 7(t);

(xiv)	“Business Day” means a day (other than a Saturday, Sunday or statutory holiday) on which Canadian chartered banks are open for the transaction of regular business in the cities of Vancouver, British Columbia, Toronto, Ontario and Las Vegas, Nevada;

(xv)	“Cannabis Licences” has the meaning ascribed to such term in Section 7(z);

(xvi)	“Cash Commission” shall have the meaning ascribed to such term in the preamble of this Agreement;

(xvii)	“Closing” means the closing of the purchase and sale of the Offered Units subscribed for by the Purchasers pursuant to the Subscription Agreements on the Closing Date;

(xviii)	“Closing Date” means May 17, 2019 or such other date as the Agents and the Corporation may agree upon, and such subsequent closing dates for additional tranche closings of the Offering as the Corporation and the Agents may agree;

(xix)	“Closing Time” means 9:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agents may mutually agree upon;

(xx)	“Common Shares” means the common shares in the capital of the Corporation;

(xxi)	“Constating Documents” has the meaning ascribed to such term in Section 7(f)(iii);

(xxii)	“Corporation” shall have the meaning ascribed to such term on the first page of this Agreement;

(xxiii)	“Corporation Intangible Property” means the Intangible Property owned or licensed by or to the Corporation or any of its Subsidiaries or in which the Corporation or any of its Subsidiaries has an interest;

(xxiv)	“CSE” means the Canadian Securities Exchange;

(xxv)	“Dep Nevada” means DEP Nevada Inc., a corporation incorporated under the laws of the State of Nevada;

(xxvi)	“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system of the SEC;

(xxvii)	“Governmental Authority” means, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

(xxviii)	“Information” means all information regarding the Corporation that the Corporation has made, or makes, publicly available on SEDAR or EDGAR since December 31, 2017 together with all information prepared by the Corporation and provided to the Agent or to potential purchasers of Offered Units, if any, and includes, but is not limited to, all material change reports, press releases and financial statements of the Corporation;

(xxix)	“Initial Units” shall have the meaning ascribed to such term in the preamble of this Agreement;

(xxx)	“Intangible Property” means all patents, patentable subject matter, copyrights, registered and unregistered trade-marks, service marks, domain names, trade-names, logos, commercial symbols, industrial designs (including applications for all of the foregoing and renewals, divisions, continuations, continuations-in-part, extensions and reissues, where applicable, relating thereto), inventions, licences, sublicences, trade secrets, know-how, confidential and proprietary information, patterns, drawings, computer software, databases and all other intellectual property, whether registered or not, owned by, licensed to or used by a person, in any format or medium whatsoever;

(xxxi)	“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, hypothec, lien, charge, pledge or security interest, whether fixed or floating, or any option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim which affects ownership or possession of, or title to, or the right to use or occupy, such property or assets;

(xxxii)	“Material Adverse Effect” has the meaning ascribed to such term in section 7(k);

(xxxiii)	“NMG” means Nevada Medical Group, LLC, a limited liability corporation incorporated under the laws of the State of Nevada;

(xxxiv)	“NMG Retail” means NMG Retail LLC, a limited liability corporation incorporated under the laws of the State of Nevada;

(xxxv)	“NI 45-102” means National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators;

(xxxvi)	“NI 45-106” means National Instrument 45-106 - Prospectus Exemptions of the Canadian Securities Administrators;

(xxxvii)	“Offered Units” shall have the meaning ascribed to such term in the preamble of this Agreement;

(xxxviii)	“Offering” means the offering for sale by the Corporation on a private placement basis of the Offered Units;

(xxxix)	“Offering Documents” means all agreements, indentures, certificates and documents executed and delivered, or to be executed and delivered, by the Corporation in connection with the transactions contemplated by this Agreement or the Subscription Agreements in connection with the Offering and includes the Subscription Agreements, the Warrant Certificates and the Agent Warrant Certificates;

(xl)	“Offering Jurisdictions” means each of the provinces of Canada, the United States (with respect to offers and sales made in accordance with Schedule “B” hereto) and such other foreign jurisdictions in which there are Subscribers and with respect to which the Agents and the Corporation shall agree;

(xli)	“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

(xlii)	“Presentation” means the investor presentation of the Corporation dated for reference April 2019;

(xliii)	“President’s List” means the list of certain purchasers designated by the Corporation and attached hereto as Schedule “A”;

(xliv)	“President’s List Subscribers” means the subscribers named in the President’s List;

(xlv)	“Purchase Price” means the price to be paid by the Purchasers for each Offered Unit under the Offering, being CAD$1.25 per Offered Unit;

(xlvi)	“Purchasers” means collectively, the purchasers of the Offered Units, and “Purchaser” means any one of them;

(xlvii)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(xlviii)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(xlix)	“Reporting Jurisdictions” means the provinces of British Columbia and Ontario and the United States, collectively;

(l)	“SEC” means the U.S. Securities and Exchange Commission;

(li)	“Securities Commissions” means, collectively, the securities regulatory authorities of the Offering Jurisdictions;

(lii)	“Securities Act” means the Securities Act (British Columbia) and the regulations thereunder, together with the instruments, policies, policy statements, rules, orders, blanket orders, codes, notices, recognitions, designations and assignments, agreements and interpretation notes of the British Columbia Securities Commission, as amended, supplemented or replaced from time to time;

(liii)	“Securities Laws” means, in respect of any Offering Jurisdiction, the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authorities (including the CSE) of that jurisdiction;

(liv)	“SEDAR” means the System for Electronic Document Analysis and Retrieval;

(lv)	“Shares” shall have the meaning ascribed to such term in the preamble of this Agreement;

(lvi)	“Subscription Agreements” means the subscription agreement to be entered into between the Corporation and each of the Purchasers with respect to the purchase of the Units, as the case may be, collectively;

(lvii)	“Subsidiaries” means, collectively, Dep Nevada, NMG and NMG Retail and any other any other entity that is a “subsidiary” of the Corporation, as such term is defined in Chapter 78 of the Nevada Revised Statues;

(lviii)	“Tax Act” means the Income Tax Act (Canada), as amended, re-enacted or replaced from time to time, including where applicable any specific proposals to amend the Tax Act that are publicly announced by the Minister of Finance (Canada) to have effect prior to the Closing Date;

(lix)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(lx)	“U.S. Accredited Investors” has the meaning ascribed thereto in Schedule B to this Agreement;

(lxi)	“U.S. Affiliate” of the Agent means the U.S. registered broker-dealer affiliate of such Agent;

(lxii)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(lxiii)	“U.S. Purchaser” means a Purchaser who is (a) a U.S. Person or Person purchasing Offered Units on behalf of, or for the account or benefit of, any Person in the United States, (b) a Person who receives or received an offer to acquire such Offered Units while in the United States, and/or (c) a Person who was in the United States at the time such Person’s buy order was made or the Subscription Agreement pursuant to which such Offered Units were acquired was executed or delivered;

(lxiv)	“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the U.S. Securities Act;

(lxv)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(lxvi)	“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, including the rules and policies of the SEC, and any applicable state securities laws;

(lxvii)	“Warrant Certificates” means the certificates representing the Warrants;

(lxviii)	“Warrant Shares” shall have the meaning ascribed to such term in the preamble of this Agreement;

(lxix)	“Warrants” shall have the meaning ascribed to such term in the preamble of this Agreement; and

(lxx)	“Work Fee” shall have the meaning ascribed to such term in the preamble of this Agreement.

(b)	Other Defined Terms: Whenever used in this Agreement, the words and terms “affiliate”, “associate”, “material fact”, “material change” and “misrepresentation” shall have the meaning given to such word or term in the Securities Act unless specifically provided otherwise herein.

(c)	Plural and Gender: Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter.

(d)	Currency: All references to monetary amounts in this Agreement are to lawful money of Canada.

(e)	Knowledge: In this Agreement, “to the best of the knowledge of” or an equivalent statement, means a statement as to the knowledge of each of the executive officers of the Corporation about the facts or circumstances to which such phrase related, after having made due and applicable inquiries and investigations in connection with such facts and circumstances that would ordinarily be made by executive officers of similar firms in the discharge of their duties, without special inquiry for the purpose of the Offering; and “to the knowledge of” or equivalent statement means a statement as to the actual knowledge of each of the executive officers of the Corporation about the facts or circumstances to which such phrase related without having conducted any further inquiries nor investigations in connection with such facts and circumstances;

(f)	Schedules: The following schedule is attached to this Agreement and is deemed to be a part of and incorporated in this Agreement:

Schedule	Title

A	President’s List
B	Terms and Conditions For United States Offers and Sales

2.	The Offering

(a)	Sale on Exempt Basis: The Agents will use their commercially reasonable best efforts to arrange for Purchasers in the Offering Jurisdictions. The Agents shall offer for sale on behalf of the Corporation the Offered Units in the Offering Jurisdictions in compliance with the Securities Laws of the Offering Jurisdictions and only to such Persons and in such manner so that, pursuant to the provisions of the Securities Laws of the Offering Jurisdictions:

(i)	other than the Presentation, no prospectus, registration statement or offering memorandum or other similar document need be filed with, or delivered to, any Securities Commission in any Offering Jurisdiction in connection therewith; and

(ii)	the Corporation does not become obligated by any reporting obligation in the Offering Jurisdictions other than Form 45-106F1 – Report of Exempt Distribution, any filings under BC Instrument 72-503 – Distributions of Securities outside British Columbia (“BCI 72-503”) and Form D – Notice of Exempt Offering of Securities and any applicable filing fees in connection therewith.

The sale of Offered Units outside the United States shall be conducted in compliance with the conditions of Rule 903 of Regulation S applicable to “Category 3” issuers, including the offering restrictions, disclosure, certification and legending requirements thereof.

(b)	Agency Group: The Corporation agrees that, subject to the consent of the Corporation, such consent not to be unreasonably withheld, the Agents have the right to invite or engage one or more investment dealers or brokers to form an agency group to participate in the solicitation of offers to purchase the Offered Units. The Agents shall have the exclusive right to control all compensation arrangements between the members of the agency group. The Corporation grants all of the rights and benefits of this Agreement, subject to the obligations and liabilities of this Agreement, to any investment broker or dealer disclosed to the Corporation who is a member of any agency group formed by the Agents and appoints the Agents as trustees of such rights and benefits, subject to the obligations and liabilities for all such investment dealers, and the Agents hereby accept such trust and agree to hold such rights and benefits for and on behalf of all such investment brokers or dealers. The Agents shall ensure that any investment broker or dealer who is a member of any agency group formed by the Agents pursuant to the provisions of this subsection 2(b) or with whom the Agents have a contractual relationship with in respect to the Offering, if any, agrees with the Agents and the Corporation to comply with the covenants and obligations given by the Agents herein.

(c)	Sales in the United States:

(i)	The Agents,

A.	acting in accordance with applicable exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any state in the United States, or

B.	through their U.S. Affiliate or other member of the agency group duly registered as a broker or dealer with the SEC and under any applicable state securities laws (unless exempted from the applicable state’s broker-dealer registration requirements), in each case, in accordance with Schedule “B” hereto, may offer the Offered Units to, or for the account or benefit of, U.S. Purchasers who are U.S. Accredited Investors (as defined in Schedule “B” hereto) in accordance with Rule 506 of Regulation D, and in each case in accordance with the provisions of Schedule “B” hereto. All Offered Units sold to, or for the account or benefit of, U.S. Purchasers, if any, in accordance with Rule 506 of Regulation D promulgated under the U.S. Securities Act shall be sold directly to such persons by the Corporation in accordance with Schedule “B” hereto; and

(ii)	the parties to this Agreement acknowledge that the Securities have not been and will not be registered under the U.S. Securities Act or any securities laws of any state in the United States and may not be offered or sold to, or for the account or benefit of, persons in the United States or U.S. Persons except that the Offered Units may be offered and sold to, or for the account or benefit of, persons in the United States or U.S. Persons pursuant to transactions that are exempt from the registration requirements of the U.S. Securities Act and the applicable laws of any state in the United States. Accordingly, the Corporation and the Agents hereby agree that offers and sales of the Offered Units shall be conducted only in the manner specified in Schedule “B” hereto, which terms and conditions are hereby incorporated by reference in and shall form a part of this Agreement. Notwithstanding the foregoing provisions of this Section 2(c)(ii), an Agent will not be liable to the Corporation under this Section 2(c)(ii) or Schedule “B” hereto with respect to a violation by the U.S. Affiliate or other member of the agency group registered as a broker or dealer with the SEC and under applicable state securities laws, if any, of the provisions of this Section 2(c)(ii) or Schedule “B” hereto if the former Agent (or its U.S. Affiliate, if any), as applicable, is not itself also in violation.

(d)	Covenants of the Agents:

(i)	The Agents shall, and shall require any sub-agents to agree to, comply with the Securities Laws of the Offering Jurisdictions in connection with the distribution of the Offered Units and shall offer the Offered Units for sale directly and through sub-agents upon the terms and conditions set out in this Agreement.

(ii)	The Agents shall not, and shall require any sub-agents to agree not to, directly or indirectly, offer, sell or deliver any Offered Units to any person in any jurisdiction other than in the Offering Jurisdictions, unless the Corporation and the Agent agree otherwise and then only in a manner which will not require the Corporation to comply with the registration and prospectus or other similar requirements under the Securities Laws of such other jurisdictions.

(e)	Filings: The Corporation undertakes to file or cause to be filed all forms and undertakings required to be filed by the Corporation in connection with the Offering so that the distribution of the Offered Units may lawfully occur in the Offering Jurisdictions without the necessity of filing a prospectus, registration statement or an offering memorandum (other than the Presentation) and the Agents undertake to use commercially reasonable best efforts to cause the Purchasers of the Offered Units to complete (and it shall be a condition of Closing in favour of the Corporation that the Purchasers complete and deliver to the Corporation) any forms and undertakings required by the Securities Laws of the Offering Jurisdictions. All fees payable in connection with such filings shall be at the expense of the Corporation.

(f)	No Offering Memorandum: Other than the Presentation, neither the Corporation nor the Agents shall (i) provide to prospective purchasers of Offered Units any document or other material that would constitute an offering memorandum within the meaning of the Securities Laws of the Offering Jurisdictions; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Units, including but not limited to, causing the sale of the Offered Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display or the Internet, or otherwise, or conduct any seminar or meeting relating to any offer and sale of the Offered Units whose attendees have been invited by a general solicitation or general advertising.

3.	Due Diligence

The Corporation shall allow the Agents (and their representatives) to conduct all due diligence investigations which the Agents may reasonably require in order to: (i) confirm the Information is accurate, current and complete in all material respects; and (ii) fulfill the Agents’ obligations as agents.

4.	Deliveries by Closing Time

Deliveries: By the Closing Time:

(a)	all actions required to be taken by or on behalf of the Corporation including, without limitation, the passing of all required resolutions of the directors, shall have occurred in order to complete the transactions contemplated by this Agreement and the Subscription Agreements, including, without limitation, to issue the Shares, to create and issue the Warrants and Agent Warrants, and to reserve for issue the Warrant Shares, the Agent Warrant Units and the Agent Warrant Warrant Shares;

(b)	the Corporation shall have delivered or caused to be delivered to the Agents, all in form and substance satisfactory to the Agents and their counsel, acting reasonably:

(i)	a favourable legal opinion of McMillan LLP, Canadian counsel to the Corporation, and, where appropriate, counsel in other jurisdictions, addressed to the Agents, their counsel and the Purchasers, acceptable to counsel to the Agents, acting reasonably, substantially to the effect that:

A.	this Agreement and each of the Offering Documents have been executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, or contribution);

B.	the execution and delivery by the Corporation of this Agreement and each of the Offering Documents, the fulfilment of the terms hereunder and thereunder by the Corporation, including the issue, sale and delivery on the Closing Date of the Offered Units and the Agent Warrants (and to the extent applicable, the Warrant Shares, Agent Warrant Units and Agent Warrant Warrant Shares), to the Agents or the Purchasers, as the case may be, do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, (i) any of the terms, conditions or provisions of the Constating Documents, (ii) and laws of the Province of British Columbia and any federal laws of Canada applicable therein, and (iii) any judgment, order, decree, of which counsel is aware of any Governmental Authority having jurisdiction over the Corporation;

C.	the issuance and sale by the Corporation of the Offered Units to the Purchasers in the Canadian Offering Jurisdictions in accordance with the terms and conditions of this Agreement and the Subscription Agreements, and the issuance of the Agent Warrants to the Agent in accordance with the terms and conditions of this Agreement are exempt from the prospectus requirements under the Canadian Securities Laws and no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained by the Corporation under Canadian Securities Laws to permit such issuances and sale through person or companies registered under the Canadian Securities Laws who have complied with the relevant provisions of the Canadian Securities Laws and the terms of their registrations, other than filing, within 10 days from the date of each such issuance and sale, a report of exempt distribution on Form 45-106F1 with the securities commissions as prescribed by NI 45-106, together with payment of the applicable fees, the Presentation with the Ontario Securities Commission, and any filings required under BCI 72-503;

D.	the issuance by the Corporation of the Warrant Shares in the Canadian Offering Jurisdictions in accordance with and pursuant to the terms and conditions of the Warrants and the Warrant Indenture is exempt from the prospectus requirements of the Securities Laws in the Qualifying Jurisdictions and no prospectus or other document is required to be filed, no proceeding is required to be taken and no approval, permit or consent of any securities commission is required to be obtained by the Corporation under the Securities Laws in the Qualifying Jurisdictions to permit such issuance of the Warrant Shares;

E.	the first trade in the Canadian Offering Jurisdictions by the Purchasers of the Shares, Warrants and Warrant Shares, and the Agent of the Agent Warrant Shares, Agent Warrant Warrants and Agent Warrant Warrant Shares is exempt from the prospectus requirements of applicable securities laws in the Offering Jurisdictions and no other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained by the Corporation under such securities laws to permit the first trade of the Shares and Warrants provided that:

(I)	at the time of such first trade, the Corporation is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(II)	at least four months have elapsed from the date of distribution of the Shares, Warrants and Agent Warrants, as applicable;

(III)	the certificates representing the Shares and Warrants, and if issued prior to the date that is four months and one day after the Closing Date, the Warrant Shares, Agent Warrant Shares, Agent Warrant Warrants and Agent Warrant Warrant Shares, carry a legend stating the prescribed restricted period in accordance with section 2.5(2)3(i) of NI 45-102, or if the security is entered into a direct registration system or other electronic book-entry system, or if the security holder did not directly receive a certificate representing the security, the security holder received written notice containing the legend restriction notation as required by section 2.5(2)3(i) of NI 45-102;

(IV)	such trade is not a “control distribution” (as defined in NI 45-102);

(V)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of the trade;

(VI)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and

(VII)	if the Purchaser is an insider or officer of the Corporation at the time of the trade, the Purchaser has no reasonable grounds to believe that the Corporation is in default of applicable securities laws in the Offering Jurisdictions; and

F.	such other matters as the Agent and their counsel may require, acting reasonably.

(ii)	a favourable legal opinion of McMillan LLP, U.S. securities counsel to the Corporation, addressed to the Agents, their counsel and the Purchasers, acceptable to counsel to the Agents, acting reasonably, to the effect that no registration under the U.S. Securities Act is required in connection with the offer and sale of the Offered Units, provided such offers and sales are made in compliance with Schedule “B” to this Agreement and provided further that it being understood that no opinion is expressed as to any subsequent resale of any Offered Units or the underlying Shares;

(iii)	a favourable legal opinion of Nevada corporate counsel to the Corporation addressed to the Agents, their counsel and the Purchasers, acceptable to counsel to the Agents, acting reasonably, substantially to the effect that

A.	the Corporation is validly incorporated, organized and in existence in its jurisdiction of incorporation;

B.	each of the Subsidiaries are validly incorporated, organized and in existence in their respective jurisdictions of incorporation;

C.	the Corporation is qualified to carry on its business as presently carried on and to own, lease and operate its properties;

D.	each of Subsidiaries is qualified to carry on its business as presently carried on and to own, lease and operate its properties;

E.	the Corporation has all requisite corporate capacity, power and authority to execute and deliver this Agreement and each of the Offering Documents and to perform all transactions contemplated hereby and thereby;

F.	the authorized and issued capital of the Corporation;

G.	the authorized and issued capital of each of the Subsidiaries and the ownership thereof;

H.	all necessary corporate action has been taken by the Corporation to authorize (i) the execution and delivery of the Offering Documents, and (ii) the creation, issuance and delivery of the Shares, the Warrants, the Warrant Shares, the Agent Warrants, the Agent Warrant Shares, the Agent Warrant Warrants and the Agent Warrant Warrant Shares;

I.	the Shares have been validly issued and delivered by the Corporation and upon payment in full therefor the Shares shall be duly and validly issued as fully paid and non-assessable common shares in the capital of the Corporation;

J.	the Warrants have been validly created and authorized for issuance and upon payment in full therefor the Warrants shall be duly and validly issued as fully paid and non-assessable securities of the Corporation;

K.	the Warrant Shares have been authorized and reserved for issuance by the Corporation and upon the due exercise of the Warrants in accordance with the terms and conditions contained in the Warrant Certificates and upon the receipt of the applicable purchase price therefor, the Warrant Shares will be duly and validly issued as fully paid and non-assessable common shares in the capital of the Corporation;

L.	the Agent Warrants have been validly created, authorized and issued by the Corporation and the Agent Warrant Certificates have been duly executed and delivered by the Corporation;

M.	the Agent Warrant Shares have been authorized and reserved for issuance by the Corporation and upon the due exercise of the Agent Warrants in accordance with the terms and conditions contained in the Agent Warrant Certificates and upon the receipt of the applicable purchase price therefor, the Agent Warrant Shares will be duly and validly issued as fully paid and non-assessable common shares in the capital of the Corporation;

N.	the Agent Warrant Warrants have been authorized and reserved for issuance by the Corporation and upon the due exercise of the Agent Warrants in accordance with the terms and conditions contained in the Agent Warrant Certificates and upon the receipt of the applicable purchase price therefor, the Agent Warrant Warrants will be duly and validly issued as fully paid and non-assessable securities of the Corporation; and

O.	the Agent Warrant Warrant Shares have been authorized and reserved for issuance by the Corporation and upon the due exercise of the Agent Warrant Warrants in accordance with the terms and conditions contained in the Agent Warrant Warrant Certificates and upon the receipt of the applicable purchase price therefor, the Agent Warrant Warrant Shares will be duly and validly issued as fully paid and non-assessable common shares in the capital of the Corporation;

(iv)	a certificate dated the Closing Date signed by the chief executive officer and chief financial officer of the Corporation and addressed to the Agent and its legal counsel with respect to the Constating Documents, the resolutions of the directors of the Corporation and any other corporate action taken relating to this Agreement and the Offering Documents and including specimen signatures of the signing officers of the Corporation;

(v)	a Subscription Agreement from each Purchaser accepted by the Corporation;

(vi)	Share certificates and Warrant Certificates registered in accordance with the instructions of the Agent;

(vii)	Agent Warrant Certificates registered in accordance with the instructions of the Agents;

(viii)	a certificate from the transfer agent of the Corporation dated the Closing Date and signed by an authorized officer of such transfer agent confirming the issued and outstanding capital of the Corporation as of the Business Day immediately preceding the Closing Date;

(ix)	a certificate of status or its equivalent dated not more than two Business Days preceding the Closing Date confirming the due existence of the Corporation and each of its Subsidiaries; and

(x)	such further documents as may be contemplated by this Agreement or as the Agent may reasonably require.

(c)	The Agent shall have delivered or caused to be delivered to the Corporation all in form and substance satisfactory to the Corporation, acting reasonably,

A.	payment, on behalf of the Purchasers, of the aggregate Purchase Price for the Offered Units purchased by the Purchasers net of the commission and expenses payable by the Corporation to the Agents as provided in section 6 and section 11 herein, by wire transfer payable to the Corporation, or as the Corporation may otherwise direct in writing, against delivery from the Corporation to the Agents of a receipt for the aggregate Purchase Price for such Offered Units;

B.	duly completed and executed Subscription Agreements from each of the Purchasers for the Offered Units being issued and sold and, where applicable, all completed forms, schedules and certificates contemplated by the Subscription Agreements and this Agreement;

C.	the Agents’ receipt for the Cash Commission, the Agents’ expenses and the Agent Warrant Certificates representing the Agent Warrants; and

D.	such further documents as may be contemplated by this Agreement or as the Corporation may reasonably require.

5.	Closing

(a)	Closing: The Closing shall be completed at the offices of McMillan LLP in Vancouver, British Columbia at the Closing Time on the Closing Date.

(b)	Conditions of Closing: The following are conditions precedent to the obligation of the Agents to complete the Closing and of the Purchasers to purchase the Offered Units, which conditions the Corporation hereby covenants and agrees to use its commercially reasonable efforts to fulfill within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agents:

(i)	the Corporation shall have received all necessary approvals and consents, including any consent of any securities exchange required for the completion of the transactions contemplated by this Agreement, all in a form satisfactory to the Agent;

(ii)	the Corporation’s board of directors shall have authorized and approved the Offering, this Agreement, the Offering Documents and any other agreements pursuant to which the Offered Units are to be issued;

(iii)	receipt by the Agents of the documents set forth in section 4(a) and 4(b) of this Agreement to be delivered to the Agents, as applicable;

(iv)	the representations and warranties of the Corporation contained herein and in the Subscription Agreements being true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(v)	the Corporation having complied with all covenants, and satisfied all terms and conditions, contained herein and in the Subscription Agreements to be complied with and satisfied by the Corporation at or prior to the Closing Time; and

(vi)	the Agents not having previously terminated this Agreement.

6.	Fee

(a)	Commission: In consideration of the agreement of the Agents to act as agents of the Corporation in respect of the Offering, and in consideration of the services performed and to be performed by the Agents in connection therewith, including, without limitation, (1) acting as agents of the Corporation to solicit, on a commercially reasonable best efforts basis, offers to purchase the Offered Units, (2) participating in the preparation of the form of the Subscription Agreements and certain of the Offering Documents, and (3) advising the Corporation with respect to the private placement of the Offered Units, the Corporation shall pay to the Agents or as the Agents may otherwise direct at the Closing Time against receipt of payment of the aggregate Purchase Price for the Offered Units,

(i)	a cash fee of 7.5% of the aggregate Purchase Price for the Offered Units sold under the Offering, provided that the Agent shall be entitled only to 1% of the aggregate gross proceeds from President’s List Subscribers up to a cap of CAD$4,000,000 in sales to President’s List Subscribers eligible for such reduced cash fee;

(ii)	such number of Agent Warrants, in form and substance satisfactory to the Agent, as is equal to 7.5% of the number of Offered Units sold in the Offering, provided that the Agent shall be entitled only to 1% of the number of Offered Units sold to President’s List Subscribers up to a cap of CAD$4,000,000 in sales to President’s List Subscribers eligible for such reduced number of Agent Warrants; and

(iii)	a work fee in the amount of CAD$75,000 plus HST payable to the Lead Agent.

(b)	Taxes: The Corporation and the Agents agree that the services provided by the Agents in connection herewith, other than the work fee described in Section 6(a)(iii), will not be subject to any taxes imposed under the Excise Tax Act (Canada) and any taxable supplies provided will be incidental to the exempt financial services provided, but if any such tax or applicable interest and penalties are subsequently determined by a taxing authority to be exigible, the Corporation will promptly pay such tax and applicable interest and penalties to the Agents.

7.	Representations and Warranties

The Corporation hereby represents and warrants to the Agents and the Purchasers, and acknowledges that the Agents and the Purchasers are relying upon each of such representations and warranties in completing the Closing, as follows:

(a)	All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of the Shares and Warrants, in certificated or electronic form, and the creation and issue of, and the delivery of, certificates representing the Agent Warrants, and:

(i)	upon payment of the requisite consideration therefor, the Shares will be validly issued as fully-paid and non-assessable Common Shares;

(ii)	upon payment of the requisite consideration therefor, the Warrants will be validly issued;

(iii)	upon exercise of the Warrants in accordance with their terms and payment of the applicable exercise price, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(iv)	upon issue thereof, the Agent Warrants will be validly issued;

(v)	upon exercise of the Agent Warrants in accordance with their terms and payment of the applicable exercise price, the Agent Warrant Shares will be validly issued as fully paid and non-assessable Common Shares and the Agent Warrant Warrants will be validly issued; and

(vi)	upon exercise of the Agent Warrant Warrants in accordance with their terms and payment of the applicable exercise price, the Agent Warrant Warrant Shares will be validly issued as fully paid and non-assessable Common Shares.

(b)	The form and terms of the Shares, Warrants, Warrant Shares, Agent Warrants, Agent Warrant Shares, Agent Warrant Warrants and Agent Warrant Warrant Shares have been approved and adopted, as applicable, by the directors of the Corporation and do not conflict with any Applicable Laws.

(c)	The attributes of the Offered Units will conform in all material respects with the description thereof in the Subscription Agreements.

(d)	The Corporation has full corporate power, capacity and authority to undertake the Offering, to enter into this Agreement and the Offering Documents and to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof, and the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of the Offering Documents and to observe and perform the provisions of the Offering Documents in accordance with the provisions hereof and thereof.

(e)	Each of this Agreement and the Offering Documents has been executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject to such limitations and prohibitions as may exist or may be enacted in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding-up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and/or interests of creditors generally.

(f)	The entering into and the performance of the transactions contemplated herein and in the Offering Documents by the Corporation:

(i)	does not require any consent, approval, authorization or order of any court or Governmental Authority, other than as has been obtained;

(ii)	will not contravene any statute or regulation of any Governmental Authority which is binding on the Corporation, where such contravention would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation; and

(iii)	will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the articles of incorporation, amalgamation, continuation, arrangement, as applicable, by-laws and all amendments to such articles or by-laws, or, in each case, such applicable documents (collectively, the “Constating Documents”) or resolutions of the Corporation or any mortgage, note, indenture, contract or agreement instrument, lease or other document to which the Corporation is a party, or any judgment, decree or order or any term or provision thereof, where such contravention would materially and adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation.

(g)	The Corporation is not party to or bound or affected by any commitment, agreement or document containing any covenant which would prohibit or restrict the Corporation from entering into this Agreement or any of the Offering Documents.

(h)	There are no material changes or material facts relating to the Corporation that have not been disclosed to the Agents or otherwise have not been included as part of the Information, and other than as disclosed in the Information, the Corporation has not completed any “significant acquisitions” (as determined in accordance with Part 8 of National Instrument 51-102 Continuous Disclosure Obligations) that would require the filing of a business acquisition report that has not yet been filed, nor is the Corporation proposing any “probable acquisitions” (as determined in accordance with Item 10 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions).

(i)	All statements of fact contained in the Presentation were, when made, and are as at the date hereof, true, complete and accurate in all material respects and not misleading in any material respect and all forecasts, estimates and expressions of opinion, intention or expectation contained in the Presentation were, when made, subject to the qualifications set forth in the Presentation, honestly held and believed to be reasonable at the time they were given.

(j)	All filings and fees required to be made and paid by the Corporation pursuant to applicable securities laws and general corporate law have been made and paid, except for those filings or fees that are required to have been made and paid pursuant to Part 6 of NI 45-106, Part 5 of OSC Rule 45-501 Ontario Prospectus and Registration Exemptions, Section 7 of BCI 72-503 or Regulation D.

(k)	The Corporation is a corporation continued and existing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Corporation is duly registered to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect (as defined herein) on the Corporation. As used in this Agreement, “Material Adverse Effect” means any event or change that, individually or in the aggregate with other events or changes, is or would reasonably be expected to be, materially adverse to the business, operations, assets, condition (financial or otherwise) or liabilities, whether contractual or otherwise, of any party, as the case may be; provided that a Material Adverse Effect shall not include an adverse effect resulting from a change (i) that arises out of a matter that has been publicly disclosed prior to the date of this Agreement or otherwise disclosed in writing by a party to the other party prior to the date of this Agreement; (ii) that results from general economic, financial, currency exchange, interest rate or securities market conditions in Canada or the United States; or (iii) that is a direct result of any matter permitted by this Agreement or consented to in writing by the applicable party.

(l)	The minute books and corporate records of the Corporation which the Corporation has made available to the Agent in connection with its due diligence investigation of the Corporation contain substantially all of the corporate records of the Corporation and contain copies of all Constating Documents, including all amendments thereto, and all material proceedings of securityholders and directors and are complete in all material respects.

(m)	The Corporation has no subsidiaries other than Dep Nevada, NMG and NMG Retail. The Corporation is the registered and beneficial owner of 100% of the issued and outstanding shares of Dep Nevada. Dep Nevada holds a 100% membership interest in NMG. Dep Nevada holds a 75.5% membership interest in NMG Retail.

(n)	The Corporation is not party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Corporation to compete in any line of business, transfer or move any of its assets or operations that would materially or adversely affect the business practices, operations or condition of the Corporation.

(o)	The Corporation has an authorized capital of: (i) 900,000,000 Common Shares with a US$0.001 par value per Common Share, of which as of the date hereof (and without giving effect to the Offering), 72,628,584 Common Shares are issued and outstanding. In addition, as at the date hereof (and without giving effect to the Offering), the Corporation has issued and outstanding options, warrants, rights or conversion or exchange privileges or other securities (“Convertible Securities”) entitling the holders thereof to acquire, and is party to agreements evidencing rights to acquire, a further 32,096,251 Common Shares. Except as aforesaid and any securities issuable in respect of the acquisition of Green Light District Holdings Inc., there are no outstanding shares of the Corporation or Convertible Securities entitling anyone to acquire any Common Shares or any other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Corporation of any shares of the Corporation (including Common Shares) or any Convertible Securities convertible into, exchangeable or exercisable for, or otherwise evidencing a right to acquire, any Common Shares or other equity securities of the Corporation (including any pre‑emptive rights, rights of first refusal or any similar rights to subscribe for any securities of the Corporation). All outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable and are not subject to, nor have they been issued in violation of any pre-emptive rights, and all Common Shares issuable upon exercise or conversion of outstanding Convertible Securities or issuable pursuant to agreements evidencing rights to acquire shares will, when issued in accordance with their respective terms, be duly authorized and validly issued, fully paid and non-assessable and will not be subject to any pre‑emptive rights.

(p)	All of the outstanding membership interest of NMG has been validly issued and is directly owned by Dep Nevada free and clear of all Liens and no person has any option or right to acquire any of them.

(q)	All of the outstanding share capital of Dep Nevada has been validly issued and is outstanding as fully-paid and non-assessable shares and is directly owned by the Corporation free and clear of all Liens and no person has any option or right to acquire any of them.

(r)	There are no suits, actions or litigation or arbitration proceedings or governmental proceedings in progress, pending or, to the best of the knowledge of the Corporation, contemplated or threatened, to which the Corporation or any of its Subsidiaries is a party or to which the property of the Corporation or any of its Subsidiaries is subject, except where such suit, action or litigation or arbitration proceeding or governmental proceeding would not result in a Material Adverse Effect on the Corporation. There is not presently outstanding against the Corporation or any of its Subsidiaries any judgment, injunction, rule or order of any court, governmental department, commission, agency or arbitrator.

(s)	No proceedings have been taken, instituted or are pending for the dissolution or liquidation of the Corporation or any of its Subsidiaries.

(t)	The consolidated financial statements of the Corporation as at and for the financial years ended July 31, 2018 and the interim condensed consolidated financial statements for the quarterly periods ended October 31, 2018 and January 31, 2019 (collectively, the “Body and Mind Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), applied on a basis consistent with prior periods and present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation, as at the respective dates of the Body and Mind Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Body and Mind Financial Statements.

(u)	Other than as disclosed in the Information, since July 31, 2018, the Corporation has conducted its businesses only in the ordinary course and (i) there has been no Material Adverse Effect on the Corporation, or any condition, event or development involving a prospective change that would constitute a Material Adverse Effect on the Corporation; and (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Corporation has been incurred, other than in the ordinary and normal course of business.

(v)	Other than as disclosed in the Information, none of the Corporation or any Subsidiary is a party to or otherwise bound by any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability, which is not in the ordinary course of business or otherwise material to the Corporation or such Subsidiary, as applicable.

(w)	Other than as disclosed in the Information, none of the Corporation or any Subsidiary is a party to any debt instrument nor has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with them.

(x)	All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by the Corporation have been paid except for where the failure to pay such taxes would not constitute an adverse material fact of the Corporation, or result in a Material Adverse Effect on the Corporation. All tax returns due, declarations, remittances and filings required to be filed by the Corporation have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading. To the best of the knowledge of the Corporation: (i) no examination of any tax return of the Corporation is currently in progress; and (ii) there are no issues or disputes outstanding with any governmental entity respecting any taxes that have been paid, or may be payable, by the Corporation. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Corporation.

(y)	None of the Corporation or any Subsidiary is a party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any of the shares of the Corporation or any Subsidiary, including any agreement among shareholders with respect to the voting or sale of Common Shares.

(z)	The Corporation and each of the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable federal, provincial, state and municipal laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which it carries on business and with all applicable laws, tariffs and directives material to its operations, including all applicable federal, state, municipal, and local laws and regulations and other lawful requirements of any Governmental Authority that govern all aspects of the Corporation’s or such Subsidiary’s business, including, but not limited to, permits and/or licenses to grow, process, and dispense cannabis and cannabis-derived products (“Cannabis Licences”), with the exception of any U.S. federal laws, statutes, and/or regulations as applicable to the production, trafficking, distribution, processing, extraction, sale, etc. of cannabis and cannabis related substances and products. The Corporation and each its Subsidiaries is in material compliance with the terms and conditions of all such Cannabis Licences. All of such permits or licences are in good standing, valid and in full force and effect. The Corporation has no reason to believe that any party granting any such Cannabis Licence is considering limiting, suspending, modifying, withdrawing or revoking the same in any material respect. The Corporation has not received notice or other communication from, and is not aware of any pending enforcement action being taken by, any United States Governmental Authority against the Corporation or its Subsidiaries under the Controlled Substances Act of 1970.

(aa)	Other than as disclosed in the Information, the Corporation is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any persons.

(bb)	The Corporation and its Subsidiaries have a valid contractual interest in all of their material properties and assets, including, without limitation, all properties and assets reflected in the Body and Mind Financial Statements, free and clear of all mortgage, charge, pledge, hypothec, security interest, assignment, Lien, easement, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant, adverse claim, exception, reservation, right of occupation, any matter capable of registration against title, right of pre-emption, privilege or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation, whatsoever, other than: (i) Liens for Taxes not yet due and delinquent; and (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any real property or interests in real property in any material respect or result in a Material Adverse Effect on the Corporation.

(cc)	The Corporation has not received notice of any material defect in its title or claim to its assets or any notice from any third party claiming such an interest, and, for the period of time that the Corporation has owned its assets, as applicable, all material relevant obligations of the Corporation have been performed and observed.

(dd)	Other than as disclosed in the Information and as disclosed to the Agents in the due diligence session held on May 15, 2019, the material contracts of the Corporation and its Subsidiaries previously disclosed in writing to the Agents (the “Material Contracts”) are the only material documents and contracts currently in effect under and by virtue of which the Corporation is entitled to the assets and conducts its business. Each of the Material Contracts is in full force and effect and is unamended and there are no outstanding defaults or breaches under any of the Material Contracts on the part of the Corporation which would have a Material Adverse Effect on the Corporation.

(ee)	Other than as disclosed in the Information and as disclosed to the Agents in writing, the Corporation is not a party to any written management contract or employment agreement which provides for a right of payment in the event of a change in control of the Corporation.

(ff)	Other than as disclosed in the Information and as disclosed to the Agents in writing, there are no plans for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation.

(gg)	The Corporation is a “reporting issuer” under the laws of the Provinces of British Columbia and Ontario and is not in default in any material respect of any requirements of Securities Laws related thereto. The Corporation is not, as at the date hereof, included on the list of defaulting reporting issuers maintained by any of the applicable securities regulatory authorities.

(hh)	The Common Shares are registered under Section 12(g) of the U.S. Exchange Act.

(ii)	The Common Shares are listed and posted for trading on the CSE.

(jj)	No securities commission or similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, nor is such proceeding pending or, to the best of the knowledge of the Corporation, contemplated or threatened.

(kk)	The Corporation has filed all proxy circulars, reports and other continuous disclosure documents required to be filed by it by applicable Securities Laws (“Securities Reports”). Each Securities Report was, as of the date of filing, in compliance in all material respects with all applicable requirements under applicable Securities Laws and none of the Securities Reports, as of their respective filing dates, contained any misrepresentation. No material change has occurred in relation to the Corporation which is not disclosed in the Securities Reports, and the Corporation has not filed any confidential material change reports which continue to remain confidential.

(ll)	Other than membership interests in NMG Retail and NMG Ohio LLC held by certain directors of the Corporation, no director, officer, consultant, insider or other non-arm’s length party to the Corporation (or any associate or affiliate thereof) has any right, title or interest in (or the right to acquire any right, title or interest in) any royalty interest, carried interest, participation interest or any other interest whatsoever which are based on revenue from or otherwise in respect of any assets of the Corporation.

(mm)	Except for customary indemnity to its directors and officers, the Corporation is not a party to or bound by any agreement, guarantee, indemnification, or endorsement or like commitment respecting the obligations, liabilities (contingent or otherwise) or indebtedness of any person, firm or corporation, other than its subsidiaries or as provided in the ordinary course of business.

(nn)	To the Corporation’s knowledge, the Corporation and/or the Subsidiaries owns, or has obtained valid and enforceable licenses for, or otherwise has rights to all Intangible Property used by the Corporation and/or the Subsidiaries as of the date hereof. The Corporation has no knowledge that it lacks or will be unable to obtain any rights or licenses to Intangible Property used by the Corporation and/or the Subsidiaries as of the date hereof in order to conduct the business of the Corporation or the Subsidiaries as currently conducted or proposed to be conducted.

(oo)	To the Corporation’s knowledge, there is no infringement by any third party of any Corporation Intangible Property and there is no ongoing, pending or, to the Corporation’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Corporation’s rights in or to any Corporation Intangible Property.

(pp)	There is no ongoing, pending or, to the Corporation’s knowledge, threatened, action, suit, proceeding or claim by others challenging the validity or enforceability of any Corporation Intangible Property, the Corporation has no knowledge of any third parties who have rights to any Corporation Intangible Property except for the ownership rights of the owners of the Corporation Intangible Property which are licensed to the Corporation or its Subsidiaries, and there is no ongoing, pending, or to the Corporation’s knowledge, threatened, action, suit, proceeding or claim by others that the business as currently conducted, the Corporation or any of the Subsidiaries infringes or otherwise violates any Intangible Property of others.

(qq)	Except for the Agent, the Corporation has not retained any financial advisor, broker, agent or finder, or paid or agreed to pay any financial advisor, broker, agent or finder on account of any transaction presently ongoing or contemplated.

(rr)	To the knowledge of the Corporation, there is no legislation, or proposed legislation to be published by a legislative body, which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation.

(ss)	To the extent applicable, the policies of insurance in force at the date hereof naming the Corporation as an insured remain in force and effect, and such policies are equivalent to those used as the industry standard, and will not be cancelled or otherwise terminated as a result of the transactions contemplated herein and there are no pending or outstanding claims, notices of non-renewal or cancellation or, to the best of the knowledge of the Corporation, any events which may give rise to a claim, under such policies.

(tt)	To the knowledge of the Corporation, it is in good standing under all, and is not in default under any, and there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice, would constitute a default under any, leases, licences (including the Cannabis Licences), permits, registrations and other title and operating documents or any other agreements and instruments pertaining to its real property assets to which it is a party or by or to which it or such assets are bound or subject and, all such leases, licenses, permits, registrations, title and operating documents and other agreements and instruments are in good standing and in full force and effect and, to the best of the knowledge of the Corporation, none of the counterparties to such leases, licenses, permits, registrations, title and operating documents and other agreements and instruments is in default thereunder except to the extent that such defaults would not in the aggregate have a Material Adverse Effect on the Corporation.

(uu)	The Corporation has not agreed to recognize any union or other collective bargaining representative, nor has any other union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the Corporation’s employees or consultants, and the Corporation is not a party to, or bound by, any collective bargaining agreement or any other labour contract applicable to any employees. To the best of the knowledge of the Corporation, no union organizational campaign or representation petitions are currently pending with respect to any of the Corporation’s employees. There is no labour strike or labour dispute, slowdown, lockout or stoppage actually pending or to the best of the knowledge of the Corporation, threatened against or affecting the Corporation, and the Corporation has not experienced any labour strikes or labour disputes, slowdowns, lockouts or stoppages within the last three years.

(vv)	The Corporation is not aware of any of the directors or officers of the Corporation receiving any objection from securities regulatory authorities to their serving in capacities as directors or officers of a reporting issuer in any jurisdiction of Canada or the United States.

(ww)	None of the Corporation nor any other person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, agent or employee of the Corporation: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Corruption of Foreign Public Officials Act; or (iv) made any other unlawful payment.

(xx)	The Corporation makes the representations, warranties and covenants applicable to it in Schedule “B” hereto and acknowledges that the terms and conditions of the representations, warranties and covenants of the parties contained in Schedule “B” form part of this Agreement.

(yy)	None of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange. Neither the Corporation, nor any predecessor of the Corporation, any director, executive officer or other officer of the Corporation participating in the Offering, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Corporation in any capacity at the time of sale of the Offered Units (but excluding the Agent, its U.S. Affiliate, and any other agency group members) (each, an “Issuer Covered Person” and, collectively, the “Issuer Covered Persons”) is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) under Regulation D. The Corporation has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. It has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under Regulation D, and has furnished to the Agent and its U.S. Affiliates a copy of any disclosures provided thereunder. The Corporation has not paid and will not pay, nor is it aware of any Person that has paid or will pay, directly or indirectly, any remuneration to any Person (other than the Dealer Covered Persons), for solicitation of purchasers of any Offered Units sold pursuant to Regulation D. It will notify the Agent in writing, prior to the Closing Date, of any Disqualification Event relating to any Issuer Covered Person.

8.	Covenants of the Corporation

(a)	Consents and Approvals: Immediately following the acceptance by the Corporation hereof, the Corporation covenants and agrees with the Agents and the Purchasers that the Corporation will:

(i)	obtain, to the extent required or not already obtained, the necessary regulatory or securities exchange consents or approvals for the Offering on such terms as are mutually acceptable to the Agents and the Corporation, acting reasonably; and

(ii)	make all necessary filings to obtain all other necessary regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement.

(b)	General: The Corporation hereby covenants and agrees with the Agent and the Purchasers that the Corporation will:

(i)	comply with all legal requirements to permit the creation, issue, offering and sale of the Offered Units, the creation and issue of the Agent Warrants and the issue of the Units, the Warrant Shares, the Agent Warrant Units, the Agent Warrant Shares, the Agent Warrant Warrants and the Agent Warrant Warrant Shares as contemplated in this Agreement including, without limitation, (i) compliance with the Securities Laws of the Offering Jurisdictions to enable such securities to be offered for sale and sold to the Purchasers, and the Agent Warrants to be issued to the Agent, without the necessity of filing a prospectus or registration statement in the Offering Jurisdictions, and (ii) compliance with applicable U.S. Securities Laws to enable the securities to be offered and sold to U.S. Purchasers without registration under applicable U.S. Securities Laws (including pursuant to applicable state securities laws);

(ii)	for a period of a least 24 months after the Closing Date, use its commercially reasonable efforts to remain a validly subsisting corporation licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions, as applicable, where the character of the properties owned or leased by the Corporation or the nature of the activities conducted by the Corporation make such licensing, registration or qualification necessary and shall carry on the business as currently conducted and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction;

(iii)	use its commercially reasonable efforts to maintain the listing of the Common Shares on the CSE or other national securities exchange and maintain its status as a “reporting issuer” (or the equivalent thereof) in British Columbia, Ontario and the United States and not be in default of the requirements of the applicable Securities Laws of each of the Reporting Jurisdictions which have such a concept to the date which is 48 months following the Closing Date;

(iv)	the Corporation shall deliver to the Agents a copy of all press releases made that result in material changes and other material documents filed with any regulatory authority, in each case in connection with the Offering forthwith upon such press release being made or material change report or other document being filed until 30 days after the Closing Date;

(v)	forthwith after the Closing Date file such documents as may be required under the Securities Laws of the Offering Jurisdictions relating to the offering of the Offered Units which, without limiting the generality of the foregoing, shall include a Form 45-106F1 as prescribed under NI 45-106, the Presentation and Form D and any other documents required to be filed by the Corporation under U.S. Securities Laws in connection with the Offering; and

(vi)	use its best efforts to cause its legal counsel and transfer agent to process each duly completed and compliant request for delegending of the U.S. legend on certificates representing the Shares, Warrants and Warrant Shares within two (2) Business Days of receipt of such duly completed and compliant request.

Nothing herein contained in subsections 8(b)(ii) and 8(b)(iii) will prevent any amalgamation or merger of the Corporation with or into any other company, or the sale of the property or assets of the Corporation to any company lawfully entitled to acquire the same. If the Corporation is amalgamated or merged with or into any other company or companies, or sells all or substantially all of its property or assets as an entirety to any other company, the successor company formed by such consolidation or amalgamation, or into which the Corporation is amalgamated or merged or which so receives a sale, will succeed to and be substituted for the Corporation hereunder.

9.	Termination

(a)	Right of Termination: The Agents shall be entitled, in their sole discretion, to terminate and cancel, without any liability on the part of the Agents, all of their obligations under this Agreement and the obligations of any Person who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to or at the Closing Time if:

(i)	the Agents are not satisfied in their sole discretion with the results of the due diligence review and investigation of the Corporation conducted by the Agents;

(ii)	there is, in the sole opinion of the Agents, a material change or change in a material fact in relation to the Corporation which might reasonably be expected to have a significant adverse effect on the market price or value of the Common Shares or any other securities of the Corporation or on the marketability of the Offered Units;

(iii)	there should develop, occur or come into effect or existence any event of any nature of national or international consequence, or any law or regulation is promulgated or changed which, in the sole opinion of the Agents, seriously adversely affects, or involves, or will seriously adversely affect, the financial markets generally or the business, operations or affairs of the Corporation;

(iv)	the state of the financial markets becomes such that in the sole reasonable opinion of the Agents it would be unprofitable to offer or continue to offer for sale the Offered Units;

(v)	any order or ruling is issued, or any inquiry, action, suit, proceeding or investigation (whether formal or informal) is instituted or announced or threatened in relation to the Corporation or any of the directors, officers or principal shareholders of the Corporation (other than one based solely upon the activities or alleged activities of the Agent) or any law or regulation is promulgated or changed which prevents or restricts trading in or the distribution of securities of the Corporation (other than one based solely upon the activities or alleged activities of the Agents) and has not been rescinded, revoked or withdrawn; or

(vi)	the Corporation is in breach of a material term, condition or covenant of this Agreement required to be fulfilled at or prior to the Closing Time (the Corporation agreeing that all terms and conditions in this Agreement to be fulfilled at or prior to the Closing Time shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable best efforts to cause such conditions to be complied with, and that the Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions of this Agreement without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing) or any of the representations or warranties made by the Corporation in this Agreement is false or has become false in any material respect.

(b)	Rights on Termination: Any termination by the Agents pursuant to subsection 9(a) hereof shall be effected by notice in writing delivered by the Agents to the Corporation at the address thereof as set out in section 14 hereof. The right of the Agents to so terminate the obligations thereof under this Agreement is in addition to such other remedies as the Agents may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement. In the event of a termination by the Agents pursuant to subsection 9(a) hereof there shall be no further liability on the part of the Agents to the Corporation or of the Corporation to the Agents except any liability which may have arisen or may thereafter arise under either section 10 or 11.

(c)	Return of Purchase Price: If this Agreement is terminated by the Agents pursuant to subsection 9(a), the Purchase Price for the Offered Units received from any Purchaser which have not yet been subject to a Closing will be returned to such Purchaser, without interest or deduction.

10.	Indemnity and Contribution

(a)	Indemnity: The Corporation hereby covenants and agrees to indemnify and save harmless the Agents and each investment dealer which is a member of any agency group formed by the Agents in connection with the Offering, each of the affiliates of each of them and the respective directors, officers, employees, shareholders, partners, advisors and agents of the Agents and each investment dealer which is a member of any agency group formed by the Agents in connection with the Offering and of each of the affiliates of each of them (in this section 10 each an “Indemnified Person” and collectively the “Indemnified Persons”) from and against all losses (other than a loss of profits or opportunity), claims, damages, payments, liabilities, costs, fines, penalties and expenses (other than punitive damages) (including the amount paid in settlement of any claim, action, suit or proceeding and the reasonable fees and expenses of counsel incurred obtaining advice in respect of, or in defending or settling, any such claim, action, suit or proceeding), joint or several, of whatsoever nature or kind to which an Indemnified Person may become subject or otherwise involved in any capacity under statute or common law or otherwise caused or incurred by reason of or in any way arising, directly or indirectly, from, by virtue of, or related to (other than by reason of breach of this Agreement, a fraudulent act, gross negligence, willful misconduct or bad faith of the Agents, in which case this indemnity shall cease to apply to such Indemnified Person and the Agents shall reimburse any funds advanced by the Corporation to the Indemnified Person pursuant to this indemnity):

(i)	enforcing the provisions of this Agreement or any of the Offering Documents;

(ii)	the Agents having acted as the agents of the Corporation in respect of the Offering;

(iii)	any statement or information contained in the Information which at the time and in light of the circumstances under which it was made containing or being alleged to contain a material misrepresentation or being or being alleged to be materially untrue, false or misleading;

(iv)	the omission or alleged omission to state in the Information any material fact required to be stated therein or necessary to make any statement therein not materially misleading in light of the circumstances under which it was made;

(v)	any order made or inquiry, investigation or proceeding commenced or threatened by any officer or official of the CSE, any securities commission or authority or any other competent authority, not based upon the activities or the alleged activities of the Agents or any member of any agency group formed by the Agents in connection with the Offering;

(vi)	the non-compliance or alleged non-compliance by the Corporation with any of the Securities Laws of the Offering Jurisdictions or any other applicable law in connection with the transactions contemplated herein; or

(vii)	any negligence or willful misconduct by the Corporation relating to or connected with the sale by the Corporation of the Offered Units;

(viii)	any material misrepresentation or alleged material misrepresentation (except any made by the Agents and for which the Agents did not rely on any information provided by the Corporation or anyone acting on its behalf) relating to the Offering or the Offered Units, whether oral or written, and made during and in connection with the Offering;

(ix)	the breach of, or default under, any term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Units or any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Units being or being alleged to be untrue, false or misleading.

If any matter or thing contemplated by this section 10 shall be asserted against any Indemnified Person in respect of which indemnification is or might reasonably be considered to be provided hereunder, such Indemnified Person shall promptly notify the Corporation, in writing as soon as possible of the nature of such claim and the Corporation shall be entitled, but not required, to assume the defence of any action, suit or proceeding brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to the Indemnified Person and that no settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other of them and the Corporation shall not be liable for any settlement of any such claim unless it has consented in writing to such settlement, such consent not to be unreasonably withheld.

(b)	Counsel: In any claim referred to in section 10 hereof, the Indemnified Person shall have the right to retain separate legal counsel to act on behalf of such Indemnified Person provided that the reasonable fees and disbursements of such separate legal counsel shall be paid by the Indemnified Person unless:

(i)	the Corporation fails to assume the defence of such claim on behalf of the Indemnified Person within a reasonable period of time of receiving notice of such claim,

(ii)	the Corporation and the Indemnified Person shall have mutually agreed in writing to the retention of such separate legal counsel, or

(iii)	the named parties to such claim (including any added, third or impleaded parties) include both the Corporation and the Indemnified Person and the Indemnified Person has been advised in writing by legal counsel to the Indemnified Person that representation of both the Corporation and the Indemnified Person by the same legal counsel would be inappropriate due to actual or potential differing interests between them, in which event or events the fees and disbursements of such separate legal counsel shall be paid by the Corporation, subject as hereinafter provided. Where more than one Indemnified Person is entitled to retain separate counsel in the circumstances described in this subsection 10(b), all Indemnified Persons shall be represented by one legal counsel and the fees and disbursements of only one separate legal counsel for all Indemnified Persons shall be paid by the Corporation.

(c)	Waiver of Right: The Corporation hereby waives its right to recover contribution from the Agent and the other Indemnified Persons with respect to any liability of the Corporation by reason of or arising out of the indemnity provided by the Corporation in this section 10; provided, however, that such waiver shall not apply in respect of the Agents for any liability directly caused or incurred by reason or arising out of any information or statements relating solely to, and provided by, the Agents or any failure by the Agents in connection with the Offering to provide to Purchasers any document which the Corporation is required to provide to the Purchasers and which the Corporation has provided or made available to the Agents to forward to the Purchasers.

(d)	Contribution:

(i)	In order to provide for just and equitable contribution in circumstances in which the indemnity contained in this section 10 is, for any reason of policy or otherwise, held to be unavailable to or unenforceable by, in whole or in part, an Indemnified Person other than in accordance with the provisions of this section 10, the Corporation shall contribute to the aggregate losses (other than a loss of profit or opportunity), claims, damages, liabilities, costs, fines, penalties and expenses (other than punitive damages) (including the amount paid in settlement of any claim, action, suit or proceeding and the fees and expenses of counsel on a solicitor and his own client basis incurred obtaining advice in respect of, or in defending or settling, any such claim, action, suit or proceeding) of the nature contemplated by such indemnity incurred or paid by the Indemnified Person in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Person on the other hand in connection with the Offering but also the relative fault of the Corporation on the one hand and the Indemnified Person on the other hand in connection with the matters, things and actions which resulted in such losses, claims, damages, payments, liabilities, costs, fines, penalties or expenses as well as any other relevant equitable considerations or, if such allocation is not permitted by applicable law, in such proportion so that the Indemnified Person shall be responsible for the proportion represented by the percentage that the Agents’ fee per Offered Unit bears to the Purchase Price and the Corporation shall be responsible for the balance, whether or not they are a party to the same or separate claims; provided, however, that no Person who has engaged in any dishonesty, fraud, fraudulent misrepresentation, fraudulent act, negligence, willful misconduct or wilful default shall be entitled to contribution from any Person who has not engaged in any dishonesty, fraud, fraudulent misrepresentation, fraudulent act, negligence, willful misconduct or wilful default and further provided that in no event shall the Agents be responsible for any amount in excess of the cash fee actually received from the Corporation under this Agreement and retained by the Agents. For purposes of this subsection 10(d), relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Agent on the other hand and the relevant intent, knowledge, access to information and opportunity to correct or prevent any such untrue statement or omission of the Corporation and the Indemnified Person.

(ii)	In the event that the Corporation is held to be entitled to contribution from the Agents under the provisions of any statute or law, the Corporation shall be limited to such contribution in an amount not exceeding the lesser of:

A.	the portion of the amount of the loss or liability giving rise to such contribution for which the Agents are responsible as determined in accordance with subsection 10(d)(i) above; and

B.	the amount of the fee actually received from the Corporation under this Agreement.

(iii)	For purposes of this subsection 10(d), each party hereto shall give prompt notice to the other party hereto of any claim, action, suit or proceeding threatened or commenced in respect of which a claim for contribution may be made under this subsection 10(d).

(e)	Held in Trust: To the extent that the indemnity contained in subsection 10(a) hereof is given in favour of a Person who is not a party to this Agreement, the Corporation hereby constitutes the Agents as trustees for such Person for such indemnity and the covenants given by Corporation to such Person in this Agreement. The Agents hereby accept such trust and shall hold such indemnity and covenants for the benefit of such Persons. The benefit of such indemnity and covenants shall be held by the Agents in trust for the Persons in favour of whom such indemnities and covenants are given and may be enforced directly by such Persons.

11.	Expenses

Whether or not the purchase and sale of the Offered Units shall be completed as contemplated by this Agreement, all expenses of or incidental to the issue, sale and delivery of the Offered Units and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Corporation including, without limitation, (i) the legal fees up to CAD$35,000 of counsel for the Agents (plus disbursements and applicable taxes); and (ii) the Agents’ reasonable “out of pocket” expenses (plus disbursements and applicable taxes).

12.	Future Services

(a)	If during the period commencing on the date hereof and 24 months following the Closing Date (the “Right to Participate Period”), the Corporation undertakes any marketed public or private offering of debt, equity or equity-based securities, the Agents will have a right to participate in such transaction on such terms and in such amounts as determined by the Corporation. In such event, the Corporation and the Agents will enter into a separate agreement or other appropriate documentation for such participation. The foregoing right to participate must be exercised by the Agents within five Business Days following written notification from the Corporation that the Corporation requires or proposes to obtain additional marketed financing, failing which the Agents shall relinquish its rights with respect to participation in that particular transaction only and shall continue to have a right to participate in relation to any other marketed public or private offering of debt, equity, equity-based securities of the Corporation during the Right to Participate Period. The Corporation confirms that there are no other rights to provide debt or equity financing services to the Corporation currently outstanding and covenants that it shall not grant any such rights during the Right to Participate Period.

13.	Restrictions on Further Issues or Sales

The Corporation agrees that it will not, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any debt or equity securities or securities convertible into, exchangeable for, or otherwise exercisable to acquire equity securities, other than issuances in conjunction with: (i) the grant or exercise of stock options and other similar issuances pursuant to the share incentive plan of the Corporation and other share compensation arrangements; (ii) the exercise of outstanding warrants; and (iii) any existing agreement for a transaction with an arm’s length third party whereby the Corporation directly or indirectly acquires shares or assets of a business, from the date hereof and continuing for a period of 120 days from the Closing Date without the prior written consent of the Agents, such consent not to be unreasonably withheld or delayed.

14.	Lock-up Agreements

The Corporation agrees that it will cause its directors and officers and each of such director’s and officer’s associates and affiliates (collectively, the “Insiders”) to deliver signed agreements (the “Lock-Up Agreements”), in form and content acceptable to the Agents and their counsel, acting reasonably, to the Agents on or before the Closing Time, pursuant to which the Insiders agree, for a period beginning on the date hereof and ending 120 days after the Closing Date, not to directly or indirectly, sell or agree to sell (or announce any intention to do so), more than 10% of each such Insider’s Common Shares or securities exchangeable or convertible into Common Shares without the prior written consent of the Agents, such consent not to be unreasonably withheld or delayed, subject to customary exceptions.

15.	Conditions

All of the terms and conditions contained in this Agreement to be satisfied by the Corporation prior to the Closing Time shall be construed as conditions and any breach or failure by the Corporation to comply with any of material terms and conditions shall entitle the Agents to terminate the obligations thereof to complete the Closing by written notice to that effect given by the Agents to the Corporation prior to the Closing Time. It is understood and agreed that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights thereof in respect of any other such term and condition or any other or subsequent breach or non-compliance; provided that to be binding on the Agents any such waiver or extension must be in writing and signed by the Agents. If the Agents shall elect to terminate the obligations thereof to complete the Closing as aforesaid, whether the reason for such termination is within or beyond the control of the Corporation, the liability of the Corporation hereunder shall be limited to the indemnity referred to in section 10 hereof, the right to contribution referred to in section 10 hereof and the payment of expenses referred to in section 11 hereof.

16.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by electronic communication no later than 5:00 p.m., Toronto time, on a Business Day to the following addresses:

(a)	in the case of the Corporation:

Body and Mind Inc.

1095 West Pender Street, Suite 750

Vancouver, BC V6E 2M6

Attention: Leonard Clough

Email: len@altuscapital.ca

With a copy to: (which shall not constitute notice)

McMillan LLP

Suite 1500, 1055 West Georgia Street

Vancouver, BC V6B 4N7

Attention: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

(b)	in the case of the Agent:

M Partners Inc.

70 York Street, Suite 1500

Toronto, ON M5J 1S9

Attention: Steve Eisenberg

Email: si@mpartners.ca

with a copy to (which shall not constitute notice):

Torys LLP

79 Wellington Street West

30th Floor, Box 270, TD South Tower

Toronto, Ontario M5K 1N2

Attention: Cheryl Reicin

Email: creicin@torys.com

Either the Corporation or the Agents may change its address for notice by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered to a responsible officer of the addressee, shall be given by electronic transmission, and shall be deemed to have been given on the day on which it was delivered or sent by electronic transmission unless such transmission was sent outside of usual business hours in the jurisdiction of receipt, in which case it shall be deemed given on the next Business Day.

17.	Acknowledgements

The Corporation acknowledges that the Agents is a registered dealer which may engage from time to time in securities trading activities as well as providing investment banking and financial advisory services and that in the ordinary course of its trading activities, the Agents and its affiliates at any time may hold long and short positions, and may trade or otherwise effect transactions, for their own account or the accounts of their clients, in debt or equity securities of the Corporation or any other person that may be involved in or related to the use of proceeds of the Offering or related derivative securities. The Corporation further acknowledges that the Agents and certain of their affiliates may participate in securities transactions on a proprietary basis, including the Offering or other securities of the Corporation or related entities.

The Agents acknowledge their responsibility to comply with applicable Securities Laws, including prohibitions on trading securities with knowledge of a material fact or material change that has not been generally disclosed.

The Corporation further acknowledges that the Agents are acting solely as agents in connection with the offer and sale of the Offered Units and that the Agents are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Agents act or be responsible as fiduciaries to the Corporation, its management, shareholders or creditors or any other person in connection with any activity that the Agents may undertake or have undertaken in furtherance of such offer and sale of the Corporation’s securities, either before or after the date hereof. The Agents hereby expressly disclaim any fiduciary or similar obligations to the Corporation, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Corporation hereby confirms its understanding and agreement to that effect. The Corporation and the Agents agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Agents to the Corporation regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Corporation’s securities, do not constitute advice or recommendations to the Corporation. The Corporation and the Agents agree that the Agents are not acting as fiduciaries of the Corporation and the Agents have not, and will not assume, any advisory responsibility in favour of the Corporation with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Corporation on other matters).

18.	Miscellaneous

(a)	Reliance of the Agent: All steps or other actions which must or may be taken by the Agents in connection with this Agreement shall be taken by the Agents, with the exception of the matters contemplated by sections 9, 10 and 12 on the Agents’ behalf, and the execution of this Agreement by the Agents shall constitute the authority of the Corporation for accepting notification of any such steps or other actions from the Agents.

(b)	Governing Law: This Agreement shall be governed by and be interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of such province.

(c)	Time of Essence: Time shall be of the essence of this Agreement.

(d)	Survival: All representations, warranties, covenants and agreements of the Corporation and the Agents herein contained or contained in any documents contemplated by, or delivered pursuant to, this Agreement or in connection with the purchase and sale of the Offered Units shall survive the purchase and sale of the Offered Units and the termination of this Agreement and shall continue in full force and effect for the benefit of the Corporation, the Agents and the Purchasers.

(e)	Counterparts: This Agreement may be executed by any one or more of the parties to this Agreement by facsimile or in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(f)	Entire Agreement: This Agreement constitutes the entire agreement between the Corporation and the Agents in connection with the issue and sale of the Offered Units by the Corporation and supersedes any terms or provisions relating to the Offering in all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Corporation and the Agents.

(g)	Severability: If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

(h)	Language: The parties hereto acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Would you kindly confirm the agreement of the Corporation to the foregoing by executing this Agreement and thereafter returning such executed copy to the Agents.

Yours truly,

M PARTNERS INC.

By:	/s/ Steven Isenberg
Name: Title:	Steven Isenberg Chief Executive Officer

PI FINANCIAL CORP.

By:	/s/ Timothy Johnston
Name: Title:	Timothy Johnston Managing Director

The undersigned hereby accepts and agrees to the foregoing as of the 17th day of May, 2019.

BODY AND MIND INC.

By:	/s/ Leonard Clough
Name: Title:	Leonard Clough Chief Executive Officer

SCHEDULE “A”

PRESIDENT’S LIST

SCHEDULE “B”

TERMS AND CONDITIONS FOR UNITED STATES OFFERS AND SALES

As used in this Schedule “B” and related exhibits, the following terms shall have the meanings indicated:

(a)	“Dealer Covered Person” has the meaning set forth below;

(b)	“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902(c) of Regulation S, which, without limiting the foregoing, but for greater clarity in this Schedule, includes, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Units;

(c)	“Disqualification Event” has the meaning set forth below;

(d)	“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising”, respectively, as used under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(e)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(f)	“Regulation D Offered Units” has the meaning set forth below;

(g)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(h)	“SEC” means the United States Securities and Exchange Commission;

(i)	“Selling Firm” means any other member of the Agent’s agency group registered as a broker or dealer with the SEC and under any applicable state securities laws (unless exempted from the applicable state’s broker-dealer registration requirements) with which the Agent has a contractual relationship in respect of the distribution of the Offered Units;

(j)	“Subscription Agreement” means the subscription agreement of the Corporation;

(k)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(l)	“U.S. Accredited Investor” means a U.S. Purchaser that is an “accredited investor” as specified in Rule 501(a) of Regulation D;

(m)	“U.S. Accredited Investor Certificate” has the meaning set forth below;

(n)	“U.S. Affiliate” means the United States registered broker-dealer affiliate of an Agent or, if applicable, a Selling Firm;

(o)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(p)	“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S; and

(q)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

All other capitalized terms used but not otherwise defined in this Schedule shall have the meanings assigned to them in the Agreement to which this Schedule is attached.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees with the Agents that:

1.	The Corporation is not, and after giving effect to the offering and the application of the proceeds as contemplated hereby, will not be, required to register as an “investment company” as such term is defined under the Investment Company Act of 1940, as amended.

2.	During the period in which the Offered Units are offered for sale, none of it, its affiliates, or any person acting on its or their behalf (other than the Agents, a U.S. Affiliate, any Selling Firm, any of its or their respective affiliates, or any person acting on any of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made): (i) has made or will make any Directed Selling Efforts; or (ii) has engaged in or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or has taken or will take any action that would constitute a public offering of the Offered Units in the United States within the meaning of Section 4(a)(2) of the U.S. Securities Act.

3.	For a period of six months prior to the commencement of the Offering, and for a period of six months subsequent to the Closing Date, none of it, its affiliates or any person acting on its or their behalf (other than the Agents, a U.S. Affiliate, any Selling Firm, any of its or their respective affiliates, or any person acting on any of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made): (i) has sold, offered for sale or solicited any offer to buy, and will not sell, offer for sale or solicit any offer to buy, any of the Corporation’s securities in a manner that would be integrated with the offer and sale of the Offered Units and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Offered Units, and (ii) has engaged or will engage in any General Solicitation or General Advertising in connection with any offer or sale of the Corporation’s securities in reliance upon Rule 506(c) of Regulation D or otherwise in a manner that would be integrated with the offer and sale of the Offered Units and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons.

4.	During the period in which the Offered Units are offered for sale, none of the Corporation, its affiliates, or any person acting on any of its or their behalf (other than the Agents, a U.S. Affiliate, any Selling Firm, any of its or their respective affiliates or any person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made) has taken or will take any action (i) in violation of Regulation M under the U.S. Exchange Act in connection with the offer or sale of the Offered Units or (ii) that would cause the exemption afforded by Rule 506(b) of Regulation D to be unavailable for offers and sales of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons in accordance with this Agreement, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Offered Units outside the United States in accordance with this Agreement.

5.	Within 15 days of the first sale of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, the Corporation will file a Form D, Notice of Sale, with the SEC and any applicable state securities commissions in connection with the offer and sale of such securities.

6.	Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction, temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

7.	Except with respect to offers and sales in accordance with this Agreement (including this Schedule “B”) in the United States to persons that are U.S. Accredited Investors in reliance upon the exemption from registration set forth in Rule 506(b) of Regulation D, none of the Corporation, its affiliates, or any person acting on its or their behalf (other than the Agents, a U.S. Affiliate, any Selling Firm, any of its or their respective affiliates or any person acting on any of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Units in the United States; or (B) any sale of Offered Units unless, at the time the buy order was or will have been originated, the Subscriber is (i) outside the United States or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believes that the Purchaser is outside the United States.

8.	As of the Closing Date, with respect to the Offered Units to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the “Regulation D Offered Units”), none of the Corporation, any of its predecessors, any “affiliated” (as such term is defined in Rule 501(b) of Regulation D) issuer, any director, executive officer or other officer of the Corporation participating in the offering of the Regulation D Offered Units, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter (as that term is defined in Rule 405 under the U.S. Securities Act) connected with the Corporation in any capacity at the time of sale of the Regulation D Offered Units (other than any Dealer Covered Person, as to whom no representation, warranty, acknowledgement, covenant or agreement is made) is subject to any Disqualification Event.

9.	As of the Closing Date, the Corporation is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Offered Units.

Representations, Warranties and Covenants of the Agents

The Agents acknowledge and agree that the Offered Units have not been and will not be registered under the U.S. Securities Act or applicable state securities laws, and the Offered Units may be offered and sold only in transactions exempt from, or not subject to, the registration requirements of the U.S. Securities Act and any applicable state securities laws. Accordingly, each Agent severally (and not jointly) represents, warrants and covenants to the Corporation that:

1.	None of the Agent, a Selling Firm, their respective affiliates or any person acting on any of its or their behalf has offered or will offer any Offered Units except: (a) in an “offshore transaction,” as such term is defined in Regulation S, outside the United States in accordance with Rule 903 of Regulation S; or (b) in the United States or to, or for the account or benefit of, U.S. Persons who are U.S. Accredited Investors purchasing pursuant to the exemption from the registration requirements of the U.S. Securities Act under Rule 506(b) of Regulation D and in compliance with similar exemptions under applicable state securities laws as provided in paragraphs 2 through 12 below. Accordingly, none of the Agent, a Selling Firm, their respective affiliates or any person acting on any of its or their behalf, has made or will make (except as permitted in paragraphs 2 through 12 below): (i) any offer to sell, or any solicitation of an offer to buy, any Offered Units in the United States or to, or for the account or benefit of, U.S. Persons; (ii) any sale of Offered Units to any purchaser unless, at the time the buy order was or is originated, the purchaser was outside the United States, or the Agent, a Selling Firm, their respective affiliates or person acting on its or their behalf reasonably believed that such purchaser was outside the United States; or (iii) any Directed Selling Efforts.

2.	It has not entered and will not enter into any contractual arrangement with respect to the offer and sale of the Offered Units, except with a Selling Firm or with the prior written consent of the Corporation. It shall require each Selling Firm to agree in writing, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that the Selling Firm complies with, the same provisions of this Schedule “B” as apply to such Agent as if such provisions applied to the Selling Firm.

3.	All offers and sales of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons have been and shall be made only by a U.S. Affiliate registered pursuant to Section 15(b) of the U.S. Exchange Act and under the securities laws of each state in which offers and sales were or will be made (unless exempted from the respective state’s broker-dealer registration requirements) and in good standing with the Financial Industry Regulatory Authority, Inc., in compliance with all applicable U.S. federal and state broker-dealer requirements.

4.	Offers of Offered Units in the United States or to, or for the account or benefit of, U.S. Persons have not been made and shall not be made by any form of General Solicitation or General Advertising, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or on the internet, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and none of the Agents, a Selling Firm, their respective affiliates or any person acting on any of their behalf has taken or will take any action that would constitute a public offering of the Offered Units in the United States within the meaning of Section 4(a)(2) of the U.S. Securities Act.

5.	The Agent, acting only through its U.S. Affiliate, has offered and will offer the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons only to offerees with respect to which the Agents or its U.S. Affiliate has a pre-existing business relationship and has reasonable grounds to believe and does believe, are U.S. Accredited Investors (and in compliance with Rule 506(b) of Regulation D and applicable state securities laws).

6.	Prior to the completion of any sale by the Corporation of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, each such purchaser will be required to complete and execute a U.S. Subscription Agreement and a U.S. Accredited Investor Certificate in the form annexed as Schedule “C” to the Subscription Agreement (the “U.S. Accredited Investor Certificate”).

7.	Prior to the Closing Date, the Agent will provide the Corporation and the transfer agent of the Corporation with a list of all purchasers of the Offered Units who are in the United States or are U.S. Persons or who were offered Offered Units in the United States. Prior to the Closing Date, the Agent will provide the Corporation with copies of all U.S. Subscription Agreements (including, all U.S. Accredited Investor Certificates), duly executed by such purchasers for acceptance by the Corporation.

8.	At Closing, each Agent and each Selling Firm that has offered or sold Offered Units in the United States, or to or for the account or benefit of any U.S. Persons, will provide a certificate, substantially in the form of Exhibit I to this Schedule “B”, relating to the manner of the offer and sale of the Offered Units in the United States, or to or for the account or benefit of any U.S. Persons, or the Agent and such persons will be deemed to have represented and warranted that no offers or sales of the Offered Units were made in the United States.

9.	None of the Agent, a Selling Firm, their respective affiliates, or any person acting on any of its or their behalf, has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act with respect to the offer or sale of the Offered Units.

10.	As of the Closing Date, with respect to Regulation D Offered Units, the Agents represent that none of (i) the Agents or any Selling Firm, (ii) the Agents or any Selling Firm’s general partners or managing members, (iii) any of the Agents’ or the Selling Firm’s directors, executive officers or other officers participating in the Offering of the Regulation D Offered Units, (iv) any of the Agents’ or the Selling Firm’s general partners’ or managing members’ directors, executive officers or other officers participating in the offering of the Regulation D Offered Units, or (v) any other person associated with any of the above persons that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with sale of Regulation D Offered Units (each, a “Dealer Covered Person” and, collectively, the “Dealer Covered Persons”), is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1) under Regulation D (a “Disqualification Event”).

11.	As of the Closing Date, the Agent represents that it is not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Offered Units.

12.	It is acquiring its Agent Warrants as principal for its own account and not for the benefit of any other person. It agrees that it will not engage in any Directed Selling Efforts with respect to any Agent Warrants.

EXHIBIT I

TO SCHEDULE “B”

AGENTS’ CERTIFICATE

In connection with the offer and sale in the United States of Offered Units of Body and Mind Inc. (the “Corporation”) pursuant to an agency agreement (the “Agency Agreement”) dated May 3, 2019 between the Corporation, M Partners Inc. (the “Lead Agent”) and PI Financial Corp. (together with the Lead Agent, the “Agents”), the undersigned do hereby certify as follows:

(i)	[•] (the “U.S. Selling Group Member”) was on the date of each offer and sale of Offered Units in the United States or to, or for the account or benefit of, U.S. Persons, and is on the date hereof, a duly registered broker-dealer with the United States Securities and Exchange Commission and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc.;

(ii)	all offers and sales of the Offered Units in the United States or to, or for the account or benefit of, U.S. Persons have been conducted by us through the U.S. Selling Group Member, and in accordance with the terms of the Agency Agreement (including Schedule “B” thereto) and all applicable U.S. federal and state broker-dealers requirements;

(iii)	immediately prior to offering Offered Units to each prospective purchaser in the United States or who were, or were acting for the account or benefit of, U.S. Persons (each, a “U.S. Offeree”), we had reasonable grounds to believe and did believe that each U.S. Offeree was an “accredited investor” as defined in Rule 501(a) of Regulation D (“U.S. Accredited Investor”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and, on the date hereof, we continue to believe that each U.S. Offeree purchasing the Offered Units from the Company is a U.S. Accredited Investor;

(iv)	in connection with each sale of Offered Units in the United States we caused each purchaser who is in the United States or is a U.S. Person to execute a Subscription Agreement, and we caused each such U.S. purchaser who is a U.S. Accredited Investor to complete a U.S. Accredited Investor Certificate in the form of Schedule “C” to the Subscription Agreement;

(v)	no form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Units in the United States; and

(vi)	neither we nor any of our affiliates have taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act with respect to the offer or sale of the Offered Units.

Capitalized terms used in this certificate have the meanings given to them in the Agency Agreement, including Schedule “B” attached thereto, unless otherwise defined herein.

DATED this ______ day of _______________, 2019.

M PARTNERS INC.	PI FINANCIAL CORP.

By:	By:

Name:	Name:

Title:	Title:

[U.S. SELLING GROUP MEMBER]

By:

Name:

Title: